EXHIBIT 10.1

ALBERT E. WHITEHEAD LIVING TRUST

6506 S. Lewis Ave., Suite 112

Tulsa, Oklahoma 74136-1020

PROMISSORY NOTE

Maker:	Empire Petroleum Corporation	Date of Note:
	6506 S. Lewis Ave., Suite 112	August 28, 2012
Tulsa, OK 74136-1020
Maturity Date:
November 28, 2012

Amount of Note:
$25,000 + 4% interest at
Maturity Date

This note, drawn in favor of the Albert E. Whitehead Living Trust, in the amount of $25,000 plus 4% interest and is due and payable November 28, 2012.

The proceeds of this loan will be used for payment of the September Gabbs Valley Lease Rentals.

The maker reserves the right to prepay amount at any time without premium or penalty.

EMPIRE PETROLEUM CORPORATION

By:	/s/ Albert E. Whitehead
Name:	/s/ Albert E. Whitehead
Title:	President